Exhibit 23.3

Consent of Independent Accounting Firm

We consent to the inclusion in this Registration Statement on Form S-3 (File No. 333-235699) of Iteris, Inc. of our report dated May 28, 2019 relating to the audit of the financial statements of Albeck Gerken, Inc. for the years ended December 31, 2018 and 2017. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Justin Frauendorfer
Justin Frauendorfer,
for Bland & Associates, P.C.
Omaha, Nebraska
February 10, 2020